EXHIBIT 10.1

AMENDMENT TO SEPARATION AND CONSULTING AGREEMENT
This amendment, dated as of June 15, 2018 (this “Amendment”), is made by and between Mina Kim and Sunrun Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
Whereas, the Parties entered into a Separation and Consulting agreement (the “Agreement”) on April 4, 2018;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties desire to amend and restate Section 7 of the Agreement in its entirety as follows:

Equity. During your employment with the Company, you were granted restricted stock units and options to purchase shares of the Company’s common stock. During the Consulting Period, the vesting on these restricted stock unit awards and options will remain unchanged, and will continue to vest as set forth in the governing equity agreements. Subject to approval by the Company’s Board of Directors, as an additional benefit to you under this Agreement, the Company agrees that you will have until the 15 month anniversary of the Separation Date to exercise your shares subject to the options that have vested up until the end of the Consulting Period (the “Extended Exercise Period”). You acknowledge that this extension is a modification of any option that qualifies as an incentive stock option within the meaning of 424 of the IRS Code, which could result in any such option immediately becoming a nonstatutory stock option, and if such conversion does not happen immediately upon amendment, any incentive stock options will convert to nonstatutory stock options three months and one day after the Separation Date. Except for this Extended Exercise Period, the restricted stock unit awards and options shall continue to be governed in all respects by the governing plan documents and agreements. You are encouraged to obtain independent tax advice concerning your options and how the terms of this Agreement may affect the tax treatment of the options.
Except as amended by this Amendment, the Agreement remains in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

SUNRUN INC.

By: /s/ Chad Herring
Chad Herring
Vice President, Talent

I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AMENDMENT:
/s/ Mina Kim            June 15, 2018
Mina Kim            Date